Exhibit 4.1

NUMBER U-	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	BIG ROCK PARTNERS ACQUISITION CORP.

CUSIP 089482 202

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE RIGHT TO RECEIVE
ONE-TENTH OF ONE SHARE OF COMMON STOCK, AND ONE HALF OF ONE WARRANT
EACH WHOLE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“ Unit ”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of Big Rock Partners Acquisition Corp., a Delaware corporation (the “ Company ”), one right to receive one-tenth of one share of Common Stock (the “Right”) and one half (1/2) of one warrant (the “Warrant(s)”). Each whole Warrant entitles the holder to purchase one (1) share of Common Stock for $11.50 per share (subject to adjustment). Each whole Warrant will become exercisable on the later of (i) the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (“ Business Combination ”) and (ii) twelve (12) months from the closing of the Company’s initial public offering (“ IPO ”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption (the “Expiration Date”). The Common Stock, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to the 90th day after the date of the prospectus relating to the Company’s IPO, subject to earlier separation in the discretion of EarlyBirdCapital, Inc., provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin. The terms of the Rights are governed by a Rights Agreement, dated as of                   , 2017, between Continental Stock Transfer & Trust Company (“ Continental ”), as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificates consents to by acceptance hereof. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2017, between the Company and Continental, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement and Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, NY 10004-1561, and are available to any Right or Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman of the Board	Secretary

Big Rock Partners Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-			Custodian
TEN ENT	-	as tenants by the entireties			(Cust)		(Minor)
JT TEN	-	as joint tenants with right of survivorship	under Uniform Gifts to Minors
		and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer
the said Units on the books of the within named Company will full power of substitution in the premises.

Dated____________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the common stock underlying this certificate only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.